UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017 (September 5, 2017)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)

On September 5, 2017, each of Mr. Matthew Stecker and Mr. Thomas Thekkethala informed SITO Mobile, Ltd. (the “Company”) of their intent to resign from the Board of Directors of the Company (the “Board”), effective September 6, 2017. Each of Mr. Stecker’s and Mr. Thekkethala’s decision to resign did not involve any disagreement between such directors and the Company, the Company’s management, or the Board. The Board has filled the vacancies created by such directors’ resignations as described below.

(d)

On September 7, 2017, per the recommendation of its Nominating and Corporate Governance Committee, the Board elected Ms. Karen Seminara Patton and Mr. Steven Bornstein to serve as directors of the Company, effective immediately. Each of Ms. Seminara and Mr. Bornstein will serve as a director until the next election of directors at the Company’s annual meeting of shareholders, or until such director’s earlier death, resignation or removal.

Each of Ms. Seminara and Mr. Brent Rosenthal will serve as co-chairperson of the Board’s Audit Committee. Mr. Bornstein will serve as a member of the Board’s Compensation Committee.

There are no arrangements or understandings between either Ms. Seminara or Mr. Bornstein and any other person pursuant to which such person was elected as a director, and as of the date hereof, there are no transactions or proposed transactions between either Ms. Seminara or Mr. Bornstein and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

As a non-employee director, each of Ms. Seminara and Mr. Bornstein will receive compensation in the same manner as the Company’s other non-employee directors of the Company, pro rated to reflect their date of appointment relative to the election of the other members of the Board, including (i) an annual cash retainer of $37,500, (ii) an annual grant of restricted stock units with a grant date fair value of $37,500, vesting at the Company’s next annual meeting of shareholders and (ii) a one-time grant of restricted stock units with a grant date fair value of $37,500, vesting in two equal installments on June 1, 2018 and June 1, 2019. In addition, Ms. Seminara will receive an annual cash retainer of $18,750 for her service as co-chairperson of the Audit Committee. Mr. Rosenthal will not receive any additional compensation for his service as co-chairperson of the Audit Committee.

Item 7.01	Regulation FD Disclosure.

On September 11, 2017, the Company issued a press release regarding the changes to the Board described above, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press Release, dated September 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: September 11, 2017	/s/ Mark Del Priore
Name: Mark Del Priore
Title: Chief Financial Officer

Exhibit Index

Exhibit Number

99.1	Press Release, dated September 11, 2017